UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                  June 3, 2004


               SUPERCLICK, INC. (formerly GRAND PRIX SPORTS, INC.)

                 (Name of Small Business Issuer in its charter)




          WASHINGTON                                       52-2219677
 ------------------------------                 -------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


      23332 Mill Creek Drive #230
           Laguna Hills, CA                                 92653
 --------------------------------------                    --------
(Address of principal executive offices)                  (Zip Code)


              Issuer's Telephone Number    (858) 518-1387
                                           --------------

              Issuer's Fax Number

                            SUPERCLICK NETWORKS, INC.

                                TABLE OF CONTENTS


Item              Description of Item                                       Page
----              -------------------                                       ----

                  Table of Contents                                          2

Item 7            Financial Statements and Exhibits                          2
                  Signature Page                                             2


Attachment 1.     Independent Auditors Report                                3
Attachment 2.     Financial Statements                                       4




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

It was not practicable to provide financial statements of the acquired company prepared in accordance with the regulations on the original 8-K filing date of October 10, 2003. Accordingly, the required financial statements are being filed as an amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

It was not practicable to provide the required pro forma financial statements on the original 8-K filing date of October 10, 2003. Accordingly, the pro forma financial statements are being filed as an amendment to this Current Report on Form 8-K.


                                SUPERCLICK, INC.
                       (formerly GRAND PRIX SPORTS, INC.)

                                   Registrant


                             By: /s/ Todd M. Pitcher
                             -----------------------
                                 Todd M. Pitcher
                                    Chairman

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




                                                  April 29, 2004


Board of Directors
Superclick, Inc.
Laguna Hills, California

We have audited the accompanying balance sheets of Superclick Networks, Inc. (the "Company"), as of October 8, 2003 and October 31, 2002, and the related statements of operations, stockholder's equity (deficit), comprehensive income
(loss), and cash flows for the period ended October 8, 2003 and for the year ended October 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Superclick Networks, Inc. as of October 8, 2003 and October 31, 2002 and the related statements of operations, stockholder's equity (deficit), comprehensive income
(loss), and cash flows for the period ended October 8, 2003 and for the year ended October 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are also described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ Bedinger & Company
                                             ----------------------
                                             Bedinger & Company
                                             Certified Public Accountants
                                             Concord, California

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

Superclick Networks, Inc
Balance Sheets
October 8, 2003 and October 31, 2002
---------------------------------------------------------------------------------------------

                                                                       October 8,  October 31,
ASSETS                                                                    2003         2002
------                                                                 ---------    ---------
CURRENT ASSETS
    Cash                                                               $   6,572    $  23,635
    Accounts receivable                                                  213,608        1,881
    R&D tax credits receivable                                            71,833      114,274
    Prepaid expenses                                                       8,106        8,793
    Work in process inventory, net of reserve of $12,688 and $18,339
      at October 8, 2003 and October 31, 2002, respectively               21,720       16,531
                                                                       ---------    ---------
           TOTAL CURRENT ASSETS                                          321,839      165,114
                                                                       ---------    ---------

Fixed assets (Note B)
    Cost                                                                  77,456       63,037
    Accumulated Depreciation                                             (36,710)     (20,039)
                                                                       ---------    ---------
    Net                                                                   40,746       42,998
                                                                       ---------    ---------

Intangible assets (Note A)
    Cost                                                                  49,115       41,979
    Accumulated Amortization                                             (49,009)     (27,986)
                                                                       ---------    ---------
    Net                                                                      106       13,993
                                                                       ---------    ---------
           TOTAL ASSETS                                                $ 362,691    $ 222,105
                                                                       =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
    Accounts payable and accrued expenses :
           Accounts payable                                            $ 258,064    $  92,301
           Accrued payroll                                                65,904       18,996
           Accrued other                                                    --          2,418
    Current portion - notes payable (Note A)                             130,000         --
                                                                       ---------    ---------
           TOTAL CURRENT LIABILITIES                                     453,969      113,715
                                                                       ---------    ---------

NONCURRENT LIABILITIES
    Note Payable to shareholders (Note A)                                 19,844       32,039
                                                                       ---------    ---------
           TOTAL LIABILITIES                                             473,813      145,753
                                                                       ---------    ---------

COMMITMENT (Note G)

STOCKHOLDERS' EQUITY (Note E)

           Preferred stock, no par value, unlimited shares
           authorized; 0 and 29,215 issued and outstanding at
           October 8, 2003 and October 31, 2002, respectively               --        169,440

           Common stock, no par value, unlimited shares
           authorized; 140,258 and 136,572 issued and
           outstanding at October 8, 2003 and October 31,
           2002, respectively                                            213,891      213,891

          Retained earnings (deficit)                                   (315,581)    (302,061)
           Accumulated other comprehensive (loss)
                (Cumulative translation adjustment)                       (9,431)      (4,918)

           TOTAL STOCKHOLDERS' EQUITY                                   (111,121)      76,352
                                                                       ---------    ---------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 362,691    $ 222,105
                                                                       =========    =========

Superclick Networks, Inc
Statements of Operations
For the Period ended October 8, 2003 and
Year ended October 31, 2002
-------------------------------------------------------------------------------

                                                     Period ended    Year ended
                                                       October 8,    October 31,
                                                          2003           2002
                                                       ---------      ---------

REVENUE:

          Net Sales                                    $ 654,246      $  88,908
          Cost of goods sold                             463,907         81,233
                                                       ---------      ---------
          Gross Profit                                   190,339          7,676

COSTS AND EXPENSES:
          General and administrative expenses            300,457        182,183
          R&D                                            101,914        136,380
          Depreciation and amortization                   25,586         26,252
          Interest                                        11,394          2,900
                                                       ---------      ---------

          TOTAL EXPENSES                                 439,351        347,715
                                                       ---------      ---------

          INCOME (LOSS) FROM OPERATIONS                 (249,012)      (340,039)

OTHER INCOME (EXPENSE):
          Gain (loss) cancellation of debt               169,440           --
                                                       ---------      ---------

          TOTAL OTHER INCOME (EXPENSE)                   169,440           --

Earnings (loss) before income taxes                      (79,572)      (340,039)
                                                       ---------      ---------

Provision (benefit) for income taxes                     (66,052)      (105,657)
                                                       ---------      ---------

NET EARNINGS (LOSS)                                    $ (13,520)     $(234,382)
                                                       =========      =========

Net (Loss) per common share                            $   (0.10)     $   (2.04)

Weighted average common shares outstanding               139,966        115,028

Superclick Networks, Inc.
Statements of Changes in Stockholders' Equity
For the Period ended October 8, 2003 and
Year ended October 31, 2002
------------------------------------------------------------------------------------------------------------------

                                                                                           Accumulated
                                              Preferred Stock           Common Stock          Other      Retained
                                          ----------------------    --------------------- Comprehensive  Earnings
                                           Shares        Amount      Shares      Amount   Income (Loss)  (Deficit)
                                          ---------    ---------    ---------   ---------   ---------    ---------


Balance, November 1, 2001                      --      $    --        100,000   $       9   $    --      $ (67,679)

Shares issued for cash                                                 33,333     213,882
Shares issued on coversion of debt           25,882      169,440
Shares issued for services                    3,333         --          3,419        --

Foreign currency translation adjustment                                                        (4,918)

Net loss for the year ended
      October 31, 2002                                                                                    (234,382)
                                          ---------    ---------    ---------   ---------   ---------    ---------

Balance, October 31, 2002                    29,215      169,440      136,752     213,891      (4,918)    (302,061)
                                          ---------    ---------    ---------   ---------   ---------    ---------

Shares issued for services                                              3,506        --
Shares converted to debt                    (29,215)    (169,440)

Net loss for the period ended
      October 8, 2003                                                                                      (13,520)

Foreign currency translation adjustment                                                        (4,513)
                                          ---------    ---------    ---------   ---------   ---------    ---------

Balance, October 8, 2003                  $    --      $    --      $ 140,258   $ 213,891   $  (9,431)   $(315,581)
                                          =========    =========    =========   =========   =========    =========

Superclick Networks, Inc.
Statements of Comprehensive Income (Loss)
For the Period ended October 8, 2003 and
The year ended October 31, 2002
-------------------------------------------------------------------------------


                                                      Period Ended   Year Ended
                                                        October 8,   October 31,
                                                          2003          2002
                                                        ---------     ---------



Net (Loss)                                              $ (13,520)    $(234,382)

Other Comprehensive Income (Loss):

       Foreign Currency Translation Adjustment             (4,513)       (4,918)
                                                        ---------     ---------

Net Comprehensive (Loss)                                $ (18,033)    $(239,300)
                                                        =========     =========


Superclick Networks, Inc.
Statements of Cash Flows
For the Period ended October 8, 2003 and
Year ended October 31, 2002
---------------------------------------------------------------------------------

                                                         Period ended  Year ended
                                                           October 8,  October 31,
                                                              2003         2002
                                                           ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net gain (loss)                                   $ (13,520)   $(234,382)
         Adjustments to reconcile net loss
           to net cash used by operating activities:
              Depreciation and amortization                   25,586       26,252
              Loan foregiveness                             (169,440)

CHANGES IN CURRENT ASSETS AND CURRENT
         LIABILITIES:
         (Increase) decrease in current assets:
              Accounts receivable                           (186,739)      66,115
              R&D tax credit receivable                       56,888     (113,313)
              Prepaid expenses                                 2,006       (8,719)
              Inventory                                       (2,187)      (6,055)
         Increase (decrease) in current liabilities:
              Accounts payable and accrued expenses          167,905       47,664
                                                           ---------    ---------
              NET CASH USED FOR OPERATING ACTIVITIES        (119,502)    (222,437)

CASH FLOWS FROM INVESTING ACTIVITIES:
         Acquisition of furniture and equipment               (3,405)     (10,696)
         Disposal of capital assets, net                       1,380         --
                                                           ---------    ---------
              NET CASH USED FOR INVESTING ACTIVITIES          (2,025)     (10,696)

CASH FLOWS FROM FINANCING ACTIVITIES:
              Sale of common stock                              --        383,332
              Repayment of related party loan                (16,035)    (168,940)
              Proceeds of note payable issuance              130,000         --
                                                           ---------    ---------
              NET CASH PROVIDED  BY FINANCING ACTIVITIES     113,965      214,392

Effect of exchange rate changes on cash                       (9,045)      32,208
                                                           ---------    ---------
NET INCREASE (DECREASE) IN CASH                            $ (16,607)   $  13,467

CASH, beginning of period                                  $  23,179    $  10,168
                                                           ---------    ---------

CASH, end of period                                        $   6,572    $  23,635
                                                           =========    =========

SUPPLEMENTAL DISCLOSURE:

Interest paid                                                 11,394        2,900
Taxes paid (refunded)                                           --           --


                                        8

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------

Organization
------------

Superclick Networks, Inc. (hereinafter referred to as SNI) was organized on August 24, 2000, in Montreal, Quebec, Canada. SNI is in the business of providing and installing broadband high speed Internet connection equipment in hotels on a worldwide basis. SNI has developed a modem access solution that is compatible with any Internet ready computer and requires no special configuration or access numbers, using the existing wiring and allowing for monitoring for Internet usage.

SNI's plan of business is committed to the commercialization activities of it's products, with an emphasis on market penetration and building product and brand awareness among targeted customers. However, to manage existing corporate overhead, SNI will continue to rely on cash advances from shareholders, as well as to seek additional debt or equity financing. SNI will also attempt to reduce its operating expenses. There can be no assurance that any such additional financing will be available on terms, in amounts, or at timing acceptable to the SNI, if available at all.

Summary of Significant Accounting Principles
--------------------------------------------

Accounting estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
-------------------------

For purposes of the statement of cash flows, SNI considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable
-------------------

Accounts receivable are reported at the customers' outstanding balances less any

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Accounts receivable (Continued)
-------------------------------

allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

SNI evaluates receivables on a regular basis for potential reserve.

Inventories
-----------

Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and equipment
----------------------

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

SNI depreciates its property and equipment on a declining balance method, switching to straight-line, at the following rates as applied to net depreciable value:

            Furniture and fixtures:              20%
            Computer equipment and software:     30%

Long-lived assets
-----------------

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value. This standard did not have a material effect on the Company's results of operations, cash flows or financial position.

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Revenue recognition policy
--------------------------

Revenue from the sale of Internet high speed connection equipment is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the delivery and installation of the equipment to the customer. The Company recognizes revenue in accordance with SEC Accounting Bulletin 101.

Shipping and handling costs
---------------------------

The Company's policy is to classify shipping and handling costs as part of cost of goods sold in the statement of operations.

Advertising
-----------

Advertising costs are expensed as incurred. The amount of adverting expense was $15,015 and $28,292 for the period ended October 8, 2003 and October 31, 2002, respectively.

Loss per common share
---------------------

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method. The Company does not have any potential convertible shares.

Issuance of common stock
------------------------

The issuance of common stock for other than cash is recorded by the Company at management's estimate of the fair value of the assets acquired or services rendered.

Income taxes
------------

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Income taxes (continued)
------------------------

enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Intangible assets
-----------------

A summary of the treatment of intangible assets of SNI is summarized as follows:

                                                  October 8, 2003
                                     -----------------------------------------
                                       Gross                           Net
                                     Intangible     Accumulated     Intangible
                                       Assets       Amortization      Assets
                                       ------       ------------      ------
Goodwill                              $     0         $     0         $     0
Other intangibles                      49,115          49,009             106
Total                                 $49,115         $49,009         $   106


                                                  October 31, 2002
                                     -----------------------------------------
                                       Gross                           Net
                                     Intangible     Accumulated     Intangible
                                       Assets       Amortization      Assets
                                       ------       ------------      ------
Goodwill                              $     0         $     0         $     0
Other intangibles                      41,979          27,986          13,993
Total                                 $41,979         $27,986         $13,993

The Company's intangible asset consists of technology development costs incurred prior to the incorporation of the Company and is amortized on a straight line basis over three years. Amortization expense was $14,957 and $13,875 for the period ended October 8, 2003 and the year ended October 31, 2002, respectively. Gross intangible assets and accumulated amortization had currency translation adjustments for the period ended October 8, 2003 in the amounts of $7,136 and $6,066, respectively.

The Company adopted SFAS 142 and does not record the amortization of goodwill, which is deemed to have an indefinite life. Under the new rules, the Company is not permitted to amortize intangible assets with indefinite lives; instead they will be subject to periodic tests for impairment.

SFAS 142 supercedes APB Opinion #17, Intangible Assets.

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Impact of accounting standards
------------------------------

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS 143 establishes accounting standards for recognition and measurement of a liability for the costs of asset retirement obligations. Under SFAS 143, the costs of retiring an asset will be recorded as a liability when the retirement obligation arises, and will be amortized to expense over the life of the asset. The Company does not expect any effect on its financial position or results of operations from the adoption of this statement. In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and discontinued operations. The Company does not expect any effect on its financial position or results of operations from the adoption of this statement.

On April 30, 2002 the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. The Statement updates, clarifies and simplifies existing accounting pronouncements. Statement 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Opinion 30 will now be used to classify those gains and losses. Statement 64 amended Statement 4, and is no longer necessary because Statement 4 has been rescinded. The Company does not expect any effect on its financial position or results of operations from the adoption of this statement.

In June of 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities," which nullifies EITF Issue 94-3. SFAS 146 is effective for exit and disposal activities that are initiated after December 31, 2002 and requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, in contrast to the date of an entity's commitment to an exit plan, as required by EITF Issue 94-3. The Company will adopt the provisions of SFAS 146 effective January 1, 2003. The Company does not expect any effect on its financial position or results of operations from the adoption of this statement.

In December 2002, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format.

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Impact of accounting standards (Continued)
------------------------------------------

Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for interim periods beginning after December 15, 2002. The Company does not expect that the adoption of SFAS 148 will have a material effect on its financial position or results of operations.

In January 2003 the FASB issued Interpretation 46 "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51". This Interpretation requires a Company to consolidate the financial statements of a "Variable Interest Entity" "VIE", sometimes also known as a "special purpose entity", even if the entity does not hold a majority equity interest in the VIE. The Interpretation requires that if a business enterprise has a "controlling financial interest" in a VIE, the assets, liabilities, and results of the activities of the VIE should be included in consolidated financial statements with those of the business enterprise, even if it holds a minority equity position. This Interpretation was effective immediately for all VIE's created after January 31, 2003; for the first fiscal year or interim period beginning after June 15, 2003 for VIE's in which a Company holds a variable interest that it acquired before February 1, 2003.

In April 2003, the FASB issued SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. The Company is in the process of assessing the effect of SFAS 149 and does not expect the adoption of it, which will be effective for contracts entered into or modified after June 30, 2003, to have a material effect on its financial condition or results of operations.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards on the classification and measurement of financial instruments with characteristics of both liabilities and equity. SFAS 150 will become effective for financial instruments entered into or modified after May 31, 2003. The Company does not expect the implementation of the pronouncement to have a material effect on its financial condition or results of operations.

On December 23, 2003, the FASB issued FASB Statement No. 132-Revised 2003 ("SFAS 132R"), Employers' Disclosures about Pensions and Other Postretirement Benefits. This standard increases the existing GAAP disclosure requirements by requiring

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Impact of accounting standards (Continued)
------------------------------------------

more details about pension plan assets, benefit obligations, cash flows, benefit costs and related information. Companies will be required to segregate plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and other informational disclosures. SFAS 132R also requires companies to disclose various elements of pension and postretirement benefit costs in interim-period financial statements for quarters beginning after December 15, 2003. The Company does not expect the implementaion of the pronouncement to have a material effect on its financial condition or results of operations.

Concentrations of credit risk
-----------------------------

The Company performs ongoing credit evaluations of its customers. For the period ended October 8, 2003, three customers individually accounted for 39%, 22%, and 13% of accounts receivable.

In the period ended October 8, 2003, SNI's two largest customers accounted for 31% and 21% of sales. In the year ended October 31, 2002, SNI's four largest customers accounted for 24%, 22%, 18% and 15% of sales.

For the period ended October 8, 2003 and year ended October 31, 2002, approximately 89% and 90%, respectively, of SNI's net sales were made to customers outside the United States.

SNI has been dependent of third-party equipment manufacturers, distributors, dealers, and contractors for all of its supply of communications equipment. For the period ended October 8, 2003 and the year ended October 31, 2002, SNI's five largest suppliers accounted for 78% and 75% of product and service purchases, respectively. SNI is dependent on the ability of its suppliers to provide products and services on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company.

Disclosure about Fair Value of Financial Instruments
----------------------------------------------------

The Company estimates that the fair value of all financial instruments at October 8, 2003 and October 31, 2002, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Disclosure about Fair Value of Financial Instruments(Continued)
---------------------------------------------------------------

have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Foreign Currency Translation
----------------------------

The financial statements of SNI are measured using the Canadian dollar as the functional currency. Assets, liabilities and equity accounts of the company is translated at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. The financial statements are presented in United States of America dollars.

Research and development
------------------------

Expenses related to present and future products are expensed as incurred.

Notes Payable
-------------

SNI has obtained a note payable from Grand Prix Sports, Inc. in the amount of $130,000 at an annual interest rate of 10%, due on November 1, 2003. SNI has also obtained short-term working capital loans from related parties which are payable upon demand. No interest accrues on these short-term working capital loans.

The note payable to Grand Prix Sports, Inc. in the amount of $130,000 was foregiven and cancelled on October 31, 2003.

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE B - PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consisted of the following:

                                            October 8, 2003   October 31, 2002
                                            ---------------   ----------------

Furniture and Fixtures                           $36,062           $30,823
Computer hardware                                 40,604            31,539
Computer software                                    790               675
                                                 -------           -------
                                                 $77,456           $63,037

Accumulated Depreciation                          36,710            20,039
                                                 -------           -------
                                                 $40,746           $42,998
                                                 =======           =======


Depreciation expense was $10,629 and $12,377 for the period ended October 8, 2003 and the year ended October 31, 2002, respectively. Property and equipment and accumulated depreciation had currency translation adjustments for the period ended October 8, 2003 in the amounts of $11,014 and $6,942, respectively.

NOTE C - NET OPERATING LOSS CARRY FORWARD
-----------------------------------------

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At October 8, 2003 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years. The valuation allowance increased by $9,000 and $89,000 for the period ended October 8, 2003, and the year ended October 31, 2002, respectively.

                              Canadian Income Taxes

      Period or Year of Loss                  Amount            Expiration Date
      ----------------------                  ------            ---------------
          October 8, 2003                    $13,520           October 31, 2010
         October 31, 2002                   $234,382           October 31, 2009
         October 31, 2001                     12,498           October 31, 2008
                                            $260,400

SNI generated research and development tax credits for the period and year ended October 8, 2003 and October 31, 2002 of $71,833 and $114,274, respectively.


NOTE D - GOING CONCERN AND MANAGEMENT'S PLANS
---------------------------------------------

The Company will be required to conduct significant research, development and testing activities which, together with the establishment of a large marketing and distribution presence and other general and administrative expenses, are expected to result in operating losses for the next few quarters. Accordingly, there can be no assurance that the Company will continue as a going concern. The Company has incurred recurring losses and cash flow deficiencies from operations that raise substantial doubt about its ability to continue as a going concern. The Company's continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity capital sufficient to generate enough cash flow to finance operations in future periods. Management is currently in the process of seeking additional equity financing with potential investors. There can be no assurance that such additional financing will be obtained. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE E - PREFERRED AND COMMON STOCK
-----------------------------------

In May 2002, the Company issued 33,333 of common stock in exchange for $333,330. Also in May 2002, three shareholders of the Company converted debt in the amount of $169,441 for 25,882 shares of preferred stock. These preferred shares were converted back to debt which was cancelled in September 2003 and a gain recognized. The preferred shares have non-voting rights, a non-cumulative dividend of between 1% - 12 % of the redemption price, which equaled the amount of consideration received by the Company upon issuance, and were callable at the option of the Company. In the event of liquidation, winding up or dissolution of the Company, the holders of the preferred shares would be entitled to an amount equal to the redemption price plus dividends declared and unpaid.

The common shares have full voting rights and the holders of the common shares would be entitled to the remaining property of the Company once the preferred share were fully redeemed.


NOTE F - RELATED PARTY TRANSACTION
----------------------------------

During the period ended October 8, 2003, three shareholders of SNI converted preferred shares of SNI into debt and then cancelled the debt. SNI recognized a gain of $169,441 on the loan forgiveness. SNI also rents office space from a relative of a shareholder and director of the Company at $1,006 per month (see Note G).


NOTE G - COMMITMENTS AND CONTINGENCIES
--------------------------------------

SNI currently leases office space on a month to month basis from a relative of a director and shareholder at $1,006 per month. SNI has also entered into non-cancelable operating lease for office equipment and computers at monthly payments of $228 (U.S.). Future lease payments under these operating lease are as follows:

                     Year Ended October 31,
                              2004              $2,739
                              2005               2,035
                              2006                 473
                                                ------
                                                $5,247
                                                ======

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

Rent expense was $9,672 and $9,533 for the period ended October 8, 2003 and October 31, 2002, respectively.

NOTE H - SUBSEQUENT EVENTS
--------------------------

In October 2003, Grand Prix Sports, Inc. exchanged 14,025,800 shares of its common stock for all of the issued and outstanding shares of SNI. The total cost of the acquisition was approximately $1,244,935 which was based on the price range of shares issued by the Company for cash during the preceding two months before the acquisition. The note payable to Grand Prix Sports, Inc. in the amount of $130,000 was foregiven and cancelled on October 31, 2003. Grand Prix Sports, Inc. subsequently changed its name to Superclick, Inc.

The following summarized consolidated pro forma (unaudited) information assumes the acquisition occurred on November 1, 2002 and November 1, 2001:

                                                         2003            2002
                                                       ---------      ---------
Net Sales
                                                       $ 660,603      $ 144,169
                                                       =========      =========
Net Income (loss) from operations                      ($350,690)     ($301,835)
                                                       =========      =========
Other income (expense)                                 $ 208,305           --
                                                       =========      =========
Provision (benefit) for income taxes                   ($ 66,445)     ($105,657)
                                                       =========      =========
Net Income (loss)                                      ($ 75,940)     ($196,178)
                                                       =========      =========
Earnings (loss) per share: Basic and diluted           ($  0.004)     ($  0.012)
                                                       =========      =========

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE H - SUBSEQUENT EVENTS (Continued)
--------------------------------------

The separate, unaudited financial statements of SNI as of January 31, 2004, in U.S. dollars, are as follows:

ASSETS
------
CURRENT ASSETS

       Cash                                                           $  20,902
       Accounts receivable                                              286,383
       R&D Tax credits receivable (Note D)                               80,047
       Prepaid expenses                                                   1,208
       Inventory                                                         20,653
                                                                      ---------

               TOTAL CURRENT ASSETS                                     409,193
                                                                      ---------

Fixed assets (Note C)

       Cost                                                              80,721
       Accumulated Depreciation                                         (42,083)
                                                                      ---------
       Net                                                               38,638
                                                                      ---------

               TOTAL ASSETS                                           $ 447,832
                                                                      =========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
       Intercompany balances                                          $ 375,000
       Accounts payable and accrued expenses :
               Accounts payable                                         202,490
               Accrued payroll                                           24,960
               Accured other                                             32,213
                                                                      ---------

               TOTAL CURRENT LIABILITIES                                634,663
                                                                      ---------

STOCKHOLDERS' EQUITY
               Common stock                                             213,891
               Deficit accumulated during the development stage        (382,652)
               Accumulated other comprehensive (loss)
                    (Primarily cumulative translation adjustment)       (18,070)
                                                                      ---------
               TOTAL STOCKHOLDERS' EQUITY                              (186,831)
                                                                      ---------

               TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY                                 $ 447,832
                                                                      =========

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

NOTE H - SUBSEQUENT EVENTS (Continued)
--------------------------------------

Unaudited statement of Income and retained earnings of SNI for the quarter ended January 31, 2004:

Revenue
-------
              Net Sales                                               $ 291,422
              Cost of goods sold                                        168,574
                                                                      ---------
              Gross Profit                                              122,848

Cost and Expenses
-----------------
              Bank charges                                                3,204
              Communication                                               8,412
              Consulting fees                                             5,866
              Meals and entertainment                                     2,680
              Depreciation and amortization                               5,249
              Marketing and promotion                                     5,201
              Office                                                     15,439
              Professional fees                                          15,761
              Salary and wages                                           79,926
              Travel                                                     18,931

              Interest expense (related party)                              365
                                                                      ---------

              Total Expenses                                            161,034
                                                                      ---------
                                                                      ---------

              Net Earnings (Loss)                                     $ (38,186)

              Retained Earnings (Deficit),
              Beginning of period                                     $(344,466)

              Retained Earnings (Deficit), End
              of period                                               $(382,652)
                                                                      =========

SUPERCLICK NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
THE PERIOD ENDED OCTOBER 8, 2003 AND
THE YEAR ENDED OCTOBER 31, 2002
--------------------------------------------------------------------------------

Unaudited statement of cash flows of SNI for the quarter ended January 31, 2004:

CASH FLOWS FROM OPERATING ACTIVITIES:
          Net loss                                                    $ (38,186)
          Adjustments to reconcile net loss to
               net cash used by operating activities:
               Depreciation                                               5,250
CHANGES IN CURRENT ASSETS AND CURRENT
          LIABILITIES
          (Increase) decrease in current liabilities:
               Accounts receivable                                     (213,773)
               Other receivables                                          3,309
          Prepaid expenses                                                5,291
          Inventory                                                       2,009
     Increase (decrease) in current liabilities:
          Accounts payable and accrued expenses                          36,513
          Accrued Payroll                                               (30,848)
          Accrued other                                                  24,585
          Intercompany transfers                                        245,000
                                                                      ---------
     NET CASH USED FOR OPERATING ACTIVITIES                           $  39,150


CASH FLOWS FROM INVESTING ACTIVITIES:
          Acquisition of furniture and equipment                         (2,887)
                                                                      ---------

     NET CASH USED FOR INVESTING ACTIVITIES                           $  (2,887)

CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from Notes Payable                                   (23,143)
                                                                      ---------

     NET CASH PROVIDED  BY FINANCING ACTIVITIES                       $ (23,143)

     EFFECT OF EXCHANGE RATE CHANGES ON CASH                             (7,874)
                                                                      ---------

NET INCREASE (DECREASE) IN CASH                                       $   5,246

CASH, beginning of period                                                15,656
                                                                      ---------

CASH, end of period                                                   $  20,902
                                                                      =========